Exhibit 99.2

Press Release

FOR IMMEDIATE RELEASE

Contact:

Analyst and Press Inquiries:

David Leggette

+1 610 995 7349

david.leggette@cbreim.com

Investor Relations:

+1 888 711 4272

www.cbreim.com/igr

CBRE Global Real Estate Income Fund (NYSE: IGR)

Amends September 2026 Monthly Distribution to Reflect 1-for-3 Reverse Stock Split

Philadelphia – September 8, 2026 – The Board of Trustees of the CBRE Global Real Estate Income Fund (NYSE: IGR) (the “Trust”) announces an amendment to the September 2026 monthly distribution previously declared on July 9, 2026. As a result of the Trust’s 1-for-3 reverse stock split, which became effective after close of business on September 4, 2026, the per-share distribution for September 2026 has been adjusted from $0.06 to $0.18 per share (pre-split CUSIP: 12504G100; post-split CUSIP: 12504G878). The total cash distributed to shareholders for September 2026 will remain unchanged from the amount originally declared.

The following dates apply:

	Declaration Date	Ex-Dividend Date	Record Date	Payable Date

September 2026	08-31-2026	09-21-2026	09-21-2026	09-30-2026

IGR’s current annualized distribution rate is 16.0% based on the closing market price of $4.49 on September 4, 2026, and 16.4% based on a closing NAV of $4.39 as of the same date.

Future earnings of the Trust cannot be guaranteed, and the Trust’s distribution policy is subject to change. For more information on the Trust, please visit www.cbreim.com/igr.

The Trust’s monthly distribution is set by its Board of Trustees. The Board reviews the Trust’s distribution on a quarterly basis in view of the investment management team’s market outlook as well as the net investment income, realized and unrealized gains, and other net unrealized appreciation or income potential. The Trust strives to establish a level monthly distribution that will serve to distribute an amount closely approximating the Trust’s net investment income and net realized capital gains over time.

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The Trust, acting in accordance with an exemptive order received from the U.S. Securities and Exchange Commission (“SEC”), utilizes a managed distribution policy under which the Trust’s regular monthly distribution may include both income and, where applicable, realized capital gains.

Dividends from net investment income, if any, are declared quarterly and paid monthly. Dividends and other distributions to common shareholders are recorded on the ex-dividend date. A portion of distributions for a period may be a return of capital if the amount of the distributions paid for the period exceeds the net investment income and net realized capital gains for the period. The Trust may offset realized capital gains with realized capital losses and capital loss carryforwards rather than distribute such gains.

The Board continues to regularly review the level of the Trust’s distribution and the ability to sustain it.

CBRE Global Real Estate Income Fund is a closed-end fund, which is traded on the New York Stock Exchange and invests primarily in real estate securities. Holdings are subject to change. Past performance is no guarantee of future results.

The September 2026 per-share distribution has been amended to $0.18 per share to reflect the reverse stock split on September 4, 2026. The sources of the distribution declared for the month are estimated as follows:

Estimated Source of Distributions:

Distribution			Estimated Allocations
		Net Investment	Net Realized Short-	Net Realized Long-	Return of
		Income	Term Capital Gains	Term Capital Gains	Capital

Monthly	$0.18	$0.014 (8%)	$0.000 (0%)	$0.000 (0%)	$0.166 (92%)

The allocations reported in this notice are only estimates and are not provided for tax reporting purposes. The actual allocations will depend on the Trust’s investment experience during the remainder of its fiscal year and will not be finalized until after year-end. In addition, the allocations reported to shareholders for tax reporting purposes will also reflect adjustments required under applicable tax regulations. Some of these tax adjustments are significant, and amounts reported to you for tax reporting may be substantially different than those presented in this notice. SHAREHOLDERS WILL BE SENT A FORM 1099-DIV FOR THE CALENDAR YEAR INDICATING HOW TO REPORT TRUST DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

The estimated allocations presented above are based on the Trust’s monthly calculation of its year-to-date net investment income, capital gains and returns of capital. The Trust’s investment income is mainly comprised of distributions received from the real estate investment trusts (“REITs”) and other companies in which it invests. “Net investment income” refers to the Trust’s investment income offset by its expenditures, which include the fees paid to the investment adviser and other service providers. “Net realized capital gains” represents the aggregation of the capital gains and losses realized by the Trust from its purchase and sale of investment securities during the year-to-date period. Short-term capital gains are those arising from the sale of securities held by the Trust for less than one year. Long-term capital gains are those arising from the sale of securities held by the Trust for a year or more. The amount of net realized

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capital gains may also be offset by capital losses realized in prior years. Adjustments to net investment income are made based on the character of distributions received by the Trust. A portion of the distributions the Trust receives from REITs will be characterized by the REITs as capital gains or returns of capital. Because REITs often reclassify the distributions they make, the Trust does not know the ultimate character of these distributions at the time they are received, so the Trust estimates the character based on historical information. The Trust’s net investment income is reduced by the amounts characterized by the REITs as capital gains and returns of capital. Amounts characterized by the REITs as capital gains are added to the Trust’s net realized capital gains. Amounts characterized by the REITs as return of capital are classified as such by the Trust.

The Trust estimates that it has distributed more than its net investment income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Trust is paid back to you. A return of capital distribution does not necessarily reflect the Trust’s investment performance and should not be confused with “yield” or “income.”

Shareholders should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s managed distribution policy.

About CBRE Investment Management

CBRE Investment Management is a leading global real assets investment management firm with $154.8 billion in assets under management* as of June 30, 2026 operating in 20 countries around the world. Through its investor-operator culture, the firm seeks to deliver sustainable investment solutions across real assets categories, geographies, risk profiles and execution formats so that its clients, people, and communities thrive. CBRE Investment Management Listed Real Assets LLC is a separately registered investment advisor within CBRE Investment Management that specializes in the management of global listed real assets solutions.

CBRE Investment Management is an independently operated affiliate of CBRE Group, Inc. (NYSE:CBRE), the world’s largest commercial real estate services and investment firm and a premier provider of critical infrastructure services. The company has more than 155,000 employees serving clients in more than 100 countries. CBRE Investment Management harnesses CBRE’s data and market insights, investment sourcing and other resources for the benefit of its clients. For more information, please visit www.cbreim.com .

*Assets under management (“AUM”) refers to the fair market value of real assets-related investments with respect to which CBRE Investment Management provides, on a global basis, oversight, investment management services and other advice and which generally consist of investments in real assets; equity in funds and joint ventures; securities portfolios; operating companies and real assets-related loans. This AUM is intended principally to reflect the extent of CBRE Investment Management’s presence in the global real assets market, and its calculation of AUM may differ from the calculations of other asset managers and from its calculation of regulatory assets under management for purposes of certain regulatory filings.